Exhibit 99.77K

                             MERCANTILE FUNDS, INC.
                                 ("Registrant")
                                   Form N-SAR

               For the Semi-Annual period ended November 30, 2005

Sub-Item 77K:  Changes in registrant's certifying accountant:

PricewaterhouseCoopers LLP (PwC) was terminated as the independent registered public accounting firm of the Mercantile Funds, Inc. (the "Company") effective August 19, 2005. The decision to change the independent registered public accounting firm of the Company was approved by the Company's Board of Directors and Audit Committee. The reports of PwC on the Company's financial statements for fiscal years ended May 31, 2004 and May 31, 2005 contained no adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended May 31, 2004 and May 31, 2005, and through August 19, 2005: (i) there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused them to make reference to the subject matter of the disagreements in connection with their reports on the Company's financial statements for such years; and
(ii) there were no reportable events as defined by Item 304(a)(l)(v) of Regulation S-K.

The Company requested PwC to furnish a letter addressed to the Securities and Exchange Commission stating whether PwC agrees with the above statements. A copy of this letter, dated January 25, 2006, is filed as Exhibit I to this Sub-Item 77K.

On August 19, 2005, the Company's Board of Directors and Audit Committee approved the engagement of Deloitte & Touche LLP as the Registrants new independent registered public accounting firm to audit the Company's financial statements for the fiscal year ending May 31, 2006.

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January 25, 2006

U.S. Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Commissioners:

We have read the statements made by Mercantile Funds, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Sub-Item 77K of Form N-SAR, and agree with the statements concerning our firm contained therein.

Very truly yours,


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP